ASSIGNMENT OF SHARE GRANT AND ASSIGNMENT AGREEMENT

(8,800,000 Shares of Class A Common Stock of Biointra, Corp.)

This Assignment of Share Grant and Assignment Agreement (this “Agreement”) is made and entered into as of June 19, 2024 (the “Effective Date”), by and between:

•Adamson Brothers, Corp., a corporation organized under the laws of the State of Florida, with its principal office at 2423 SW 147th Avenue, #706, Miami, Florida 33185, United States of America (“Assignor”); and

•Spire Capital Limited, a company organized under the laws of the Emirate of Dubai, United Arab Emirates, with its registered address at 1205 Tbury Commercial Tower, Al Abraj Street, Dubai 71241, United Arab Emirates (“Assignee”);

and is acknowledged and consented to by Biointra, Corp., a Delaware corporation with its principal office at 1041 N. Dupont Hwy #1029, Dover, Delaware 19901 (the “Company”). Assignor and Assignee are referred to collectively as the “Parties” and individually as a “Party.”

Recitals

A.Assignor and the Company are parties to certain Board Advisory Agreements entered into in 2024 (collectively, the “Advisory Agreements”), under which Assignor agreed to render board advisory and capital markets advisory services to the Company and, as consideration for those services, the Company agreed to grant to Assignor an aggregate of 8,800,000 shares of the Company’s Class A common stock, par value $0.000001 per share (the “Shares”), without cash payment (the “Share Grant”).

B.Before the Shares were issued, Assignor directed the Company to issue the Shares in the name of Assignee, as Assignor’s designee and assignee of the Share Grant, and the Company, acting on that direction, caused its transfer agent, Vstock Transfer, LLC, to record the Shares in the name of Assignee in book-entry form on June 18, 2024, in two positions of 6,160,000 Shares and 2,640,000 Shares, each bearing a Securities Act restrictive legend.

C.The Parties wish to set out in writing the terms on which Assignor assigned to Assignee all of Assignor’s right, title and interest in and to the Share Grant and the Shares, and the Company wishes to acknowledge and consent to that assignment.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Assignment

1.1Assignment of Share Grant and Shares. Assignor hereby irrevocably assigns, transfers, conveys and delivers to Assignee, and Assignee hereby accepts, all of Assignor’s right, title and interest in and to (a) the Share Grant under the Advisory Agreements, (b) the Shares, and (c) all dividends, distributions, voting rights, pre-emptive or other rights and all other rights and entitlements attaching to or arising from the Shares from and after the Effective Date (collectively, the “Assigned Rights”), free and clear of all liens, pledges, security interests, claims and encumbrances of any kind created by or through Assignor (“Encumbrances”).

1.2Confirmation of issuance. The Parties acknowledge that, in reliance on Assignor’s direction, the Company issued the Shares directly to Assignee and that Assignee has been the holder of record of the Shares since June 18, 2024. This Agreement confirms and memorializes that assignment and direction and does not effect a further transfer of the Shares on the books of the Company.

1.3No assignment of service obligations. Nothing in this Agreement assigns to Assignee, and Assignee does not assume, any obligation of Assignor to render services to the Company under the Advisory Agreements, all of which remain the sole obligation of Assignor. Assignee has no obligation to the Company in respect of the Advisory Agreements.

1.4Consideration. The assignment of the Assigned Rights is made for good and valuable consideration received by Assignor from Assignee, the receipt and sufficiency of which Assignor acknowledges in consideration of US$9 as per the par value paid by Assignee to Assignor on or before the Effective Date.

2.Representations and Warranties of Assignor

Assignor represents and warrants to Assignee and to the Company, as of the Effective Date, that:

•(a) Assignor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full corporate power and authority to execute, deliver and perform this Agreement, and this Agreement has been duly authorized, executed and delivered by Assignor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

•(b) Immediately before the assignment, Assignor was the sole beneficial owner of the Share Grant and of all rights to receive the Shares, and had not sold, assigned, pledged or otherwise transferred or encumbered any of the Assigned Rights to any person other than Assignee.

•(c) The execution, delivery and performance of this Agreement by Assignor do not violate Assignor’s organizational documents, any agreement to which Assignor is a party, or any law, rule, regulation, order or judgment applicable to Assignor, and no consent or approval of any person (other than the Company’s consent set out below) is required.

•(d) Assignor acquired the Share Grant from the Company as compensation for services and not with a view to the distribution of the Shares within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”). Assignor is not, and at no time during the three months preceding the Effective Date has been, an officer, director or beneficial owner of more than ten percent of any class of equity securities of the Company and is not otherwise an “affiliate” of the Company as defined in Rule 144 under the Securities Act. Assignor is not a registered broker-dealer and has not received, and will not receive, any transaction-based compensation in connection with this assignment.

•(e) The assignment of the Assigned Rights to Assignee is a privately negotiated transaction not involving any public offering, and Assignor has not engaged in any general solicitation or general advertising in connection with it.

3.Representations and Warranties of Assignee

Assignee represents and warrants to Assignor and to the Company, as of the Effective Date, that:

•(a) Assignee is duly organized and validly existing under the laws of the Emirate of Dubai, United Arab Emirates, and has full power and authority to execute, deliver and perform this Agreement, and this Agreement has been duly authorized, executed and delivered by Assignee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

•(b) Assignee is acquiring the Assigned Rights and the Shares for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any state securities laws.

•(c) Assignee is not a “U.S. person” as defined in Rule 902(k) of Regulation S under the Securities Act, was outside the United States at the time this Agreement was negotiated and executed, and is not acquiring the Shares for the account or benefit of any U.S. person.

•(d) Assignee understands that the Shares are “restricted securities” within the meaning of Rule 144 under the Securities Act, have not been registered under the Securities Act or any state securities laws, bear a restrictive legend, and may not be offered, sold, pledged or otherwise transferred except pursuant to an effective registration statement or an available exemption from registration, and that the Company may require an opinion of counsel reasonably satisfactory to it before removing the legend or registering any transfer. Assignee acknowledges that, for purposes of Rule 144(d), its holding period for the Shares commenced on the date the Shares were acquired from the Company by Assignor, which was not an affiliate of the Company.

•(e) Assignee has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares, has had access to such information concerning the Company as it has requested, and is able to bear the economic risk of a complete loss of its investment.

•(f) Assignee is not a registered broker-dealer or an affiliate of a registered broker-dealer, and no commission or other remuneration has been or will be paid or given to any person in connection with the assignment.

•(g) K. Maher is the natural person who exercises sole voting and dispositive power over the Shares on behalf of Assignee, and Assignee will furnish to the Company such information regarding its ownership and control as the Company may reasonably require for its filings with the U.S. Securities and Exchange Commission and any securities exchange.

4.Acknowledgment and Consent of the Company

4.1The Company acknowledges Assignor’s direction to issue the Shares to Assignee, consents to the assignment of the Assigned Rights to Assignee, confirms that the Shares were duly authorized and, when issued to Assignee on June 18, 2024, were validly issued, fully paid and non-assessable, and agrees to recognize Assignee as the sole holder of record and beneficial owner of the Shares for all purposes.

4.2The Company confirms that the issuance of the Shares to Assignee at the direction of Assignor satisfied in full the Company’s obligation to deliver the Share Grant under the Advisory Agreements, and that the Advisory Agreements otherwise remain in effect between the Company and Assignor in accordance with their terms.

4.3Nothing in this Agreement constitutes a representation by the Company as to the tax consequences of the Share Grant or the assignment to Assignor or Assignee, each of which is responsible for its own tax reporting.

5.Further Assurances; Legends; Filings

5.1Each Party shall, at the request of another Party and without further consideration, execute and deliver such instruments and take such further actions as may be reasonably necessary to give full effect to this Agreement, including the delivery to the Company’s transfer agent of any stock power, representation letter or other document required to confirm Assignee’s ownership of the Shares.

5.2Assignee acknowledges that the Shares will continue to bear the Securities Act restrictive legend until removed in accordance with Rule 144 or another applicable exemption, and that the Company may disclose this Agreement, the identity of Assignee and the identity of the natural person referred to in Section 3(h) in its filings with the U.S. Securities and Exchange Commission and in any application to list the Class A common stock on a national securities exchange, and may file this Agreement as an exhibit to such filings.

6.Governing Law; Jurisdiction; Waiver of Jury Trial

6.1This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without giving effect to any choice-of-law or conflict-of-laws rule or principle that would result in the application of the laws of any other jurisdiction, and in reliance on Section 5-1401 of the New York General Obligations Law.

6.2Each Party irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York sitting in New York County and the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of any such action or proceeding shall be heard and determined only in such courts, waives any objection to the laying of venue in such courts and any claim that any such action or proceeding has been brought in an inconvenient forum, and consents to service of process by registered mail or international courier at its address set out above, in reliance on Section 5-1402 of the New York General Obligations Law.

6.3EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.

7.Miscellaneous

•Entire agreement. This Agreement constitutes the entire agreement among the Parties and the Company with respect to its subject matter and supersedes all prior oral or written understandings with respect thereto; provided that the Advisory Agreements remain in effect between the Company and Assignor.

•Amendment; waiver. This Agreement may be amended, and any provision waived, only by a written instrument signed by the Parties and, as to Section 4, the Company. No failure or delay in exercising any right operates as a waiver of it.

•Successors and assigns. This Agreement binds and benefits the Parties and their respective successors and permitted assigns. Assignee may not assign its rights under this Agreement, other than by a transfer of the Shares made in compliance with the Securities Act, without the prior written consent of the Company.

•Severability. If any provision of this Agreement is held invalid or unenforceable, the remaining provisions remain in full force and the invalid provision shall be reformed to the minimum extent necessary to make it enforceable.

•Notices. Notices shall be in writing and delivered by hand, international courier or e-mail (with confirmation of transmission) to the addresses set out above or such other address as a Party may designate by notice.

•Expenses. Each Party bears its own costs and expenses in connection with this Agreement.

•Counterparts; electronic signatures. This Agreement may be executed in counterparts, each of which is an original and all of which together constitute one instrument, and signatures delivered by .pdf, DocuSign or similar electronic means are effective as originals.

•Language. This Agreement is executed in the English language, which shall control over any translation.

IN WITNESS WHEREOF, the Parties and the Company have executed this Agreement, effective as of the Effective Date, on the dates set out below their respective signatures.

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ASSIGNOR Adamson Brothers, Corp. By: _ Name: Andy Altahawi Title: Chief Executive Officer Date signed: June 19 - 2024	ASSIGNEE Spire Capital Limited By: Name: Khaled Maher Title: Authorized Signatory Date signed: 06-19-2024

Schedule 1 — The Shares

Holder of record	Issue date	Number of shares	Form	Legend
Spire Capital Limited	June 18, 2024	6,160,000	Book-entry (Vstock Transfer, LLC)	Securities Act restrictive legend
Spire Capital Limited	June 18, 2024	2,640,000	Book-entry (Vstock Transfer, LLC)	Securities Act restrictive legend
Total		8,800,000